Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3 TO

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Amendment No. 3 to the Second Amended and Restated Employment Agreement (this “Amendment”) is effective as of May 29, 2025, by and between SuRo Capital Corp., a Maryland corporation (the “Company”), and Allison Green (the “Executive”).

WHEREAS, the Company is an internally managed, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, the Company and the Executive previously entered into an employment agreement, dated April 23, 2019, which was amended and restated as of April 28, 2020, and again amended and restated as of April 26, 2021 (the “Second Amended and Restated Employment Agreement”) which Second Amended and Restated Employment Agreement was amended as of March 10, 2022 (“Amendment No. 1”) and amended again as of November 28, 2023 (“Amendment No. 2”); and

WHEREAS, the parties desire to amend the Second Amended and Restated Employment Agreement as set forth herein to secure the Executive’s employment during the Term (as hereinafter defined) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  AMENDMENT TO SECTION 2. The first and second sentences of Section 2 of the Second Amended and Restated Employment Agreement are hereby amended to read as follows:

“Subject to the provisions of Section 8, the Executive’s employment by the Company under this Agreement commenced on March 12, 2019 (the “Effective Date”) and shall end on December 31, 2029 (the “Term”). Unless terminated earlier pursuant to Section 8, the Term shall be automatically extended for one year on December 31, 2029, and then on each succeeding anniversary of December 31, 2029, unless either party elects, in writing, to terminate this Agreement at least thirty (30) days prior to the expiration of the then current Term.”

2.                  AMENDMENT TO SECTION 4. The first sentence of Section 4(b) of the Second Amended and Restated Employment Agreement is hereby amended to read as follows:

“Effective as of May 29, 2025, the Executive will be eligible to receive annual bonus payments with a target amount equal to one hundred and twenty-five percent (125%) of the Executive’s then- effective Base Salary, payable in amounts and at such times as determined in good faith by the Board, based on meeting Company performance objectives, performance goals, and other objectives as mutually agreed upon by the Board and the Executive, and as may be amended from time to time (the “Annual Bonus”).”

3.                  AMENDMENT TO SECTION 4. Section 4(c) of the Second Amended and Restated Employment Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“c. Stock Purchase Requirement. As a condition of the payment of any Annual Bonus in excess of the target amount set forth in Section 4(b), the Executive may be required to use all or any portion of the Net Amount (defined below) of such excess to purchase shares of common stock of the Company in accordance with Company policies and procedures and applicable law. The “Net Amount” means the gross amount of the Additional Bonus less all withholding required by law (such as income and payroll taxes) and such additional withholding as may be agreed upon by the Executive.”

4.                  AMENDMENT TO SECTION 8. The third sentence of Section 8(a) of the Second Amended and Restated Employment Agreement is hereby amended to read as follows:

“The Company shall also pay the Estate (i) any unpaid Annual Bonus for the preceding fiscal year and (ii) an amount equal to the highest Annual Bonus paid in any calendar year during the three- year period preceding the Executive’s termination pro-rated based on the number of days that the Executive was employed by the Company during the year of the Executive’s termination (“Pro- Rated Bonus”), payable in accordance with the timing as set forth in Section 8(h).”

5.                  MISCELLANEOUS. Except as otherwise expressly provided herein, the terms of the Second Amended and Restated Employment Agreement shall remain in full force and effect. The Second Amended and Restated Employment Agreement, as amended hereby, constitute the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or revision of or supplement to the Second Amended and Restated Employment Agreement, as amended hereby, shall be valid or effective unless the same is in writing and signed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to the Second Amended and Restated Employment Agreement as of the day and year first above written.

EXECUTIVE:		SURO CAPITAL CORP.:

By:	/s/ Allison Green	By:	/s/ Mark D. Klein
	Allison Green	Name:	Mark D. Klein
		Title:	President and Chief Executive Officer